SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOYKIN LODGING COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-1824586

(State of incorporation or organization)	(IRS Employer Identification No.

Guildhall Building
45 W. Prospect Avenue
Suite 1500
Cleveland, Ohio	44115

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this forms relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-39369

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares, each representing 1/10 of a share of 10 1/2% Class A Cumulative Preferred Shares, Series 2002-A, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

     For a description of the Depositary Shares, each representing 1/10 of a share of 10 1/2% Class A Cumulative Preferred Shares, Series 2002-A, without par value, of Boykin Lodging Company (the “Company”), see the information under the caption “Description of Depositary Shares” in the Registration Statement on Form S-3 (Registration No. 333-39369) of the Company, which description is hereby incorporated herein by reference. The Depositary Shares will be listed on the New York Stock Exchange for regular way trading.

Item 2.  Exhibits

Exhibit No.	Description

3.1	Amendment to the Company’s Articles of Incorporation for the 10 1/2% Class A Cumulative Preferred Shares, Series 2002-A (filed herewith)

3.2	Amended and Restated Articles of Incorporation of the Company, as amended, (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

3.3	Code of Regulations of the Company (incorporated by reference from Amendment No. 3 to the Company’s Registration Statement on Form S-11 (Registration No. 333-6341) filed on October 24, 1996)

4.1	Form of Preferred Share Certificate (filed herewith)

4.2	Form of Depositary Receipt (filed herewith)

4.3	Form of Deposit Agreement among the Company, National City Bank, as Depositary, and the holders from time to time of Depositary Receipts (filed herewith)

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOYKIN LODGING COMPANY

October 3, 2002	By:	/s/ Shereen P. Jones

Shereen P. Jones Executive Vice President and Chief Financial and Investment Officer